MASTER VALUE OPPORTUNITIES TRUST

FILE # 811-10095

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/18/2006	Western Refining, Inc.	402,900	22,500,000	Banc of America Deutsche Bank Sec Bear Stearns Merrill Lynch
1/25/2006	Chipotle	36,800	7,878,788

Morgan Stanley

SG Cowen

Banc of America

Citigroup Global Mkts

J.P. Morgan

Merrill Lynch

A.G. Edwards

RBC Capital Mkts

SunTrust Capital Mkts

Wachovia Capital Mkts

M.R. Beal & Co.

Samuel Ramirez

Muriel Siebert

Williams Capital